Exhibit 22.1

Subsidiary Guarantors

As of June 30, 2024, each of the following subsidiaries of Enbridge Inc. (“Enbridge”), both of which are indirect, wholly-owned subsidiaries of Enbridge, has fully and unconditionally guaranteed on an unsecured, joint and several basis, each of the registered debt securities of Enbridge listed below:

Subsidiary Guarantors

1.Spectra Energy Partners, LP, a Delaware limited partnership
2.Enbridge Energy Partners, L.P., a Delaware limited partnership

Registered Debt Securities of Enbridge Guaranteed by each of the Subsidiary Guarantors

1. 2.500% Senior Notes due 2025
2. 2.500% Senior Notes due 2025
3. 4.250% Senior Notes due 2026
4. 1.600% Senior Notes due 2026
5. 5.900% Senior Notes due 2026
6. 3.700% Senior Notes due 2027
7. 5.250% Senior Notes due 2027
8. 6.000% Senior Notes due 2028
9. 3.125% Senior Notes due 2029
10. 5.300% Senior Notes due 2029
11. 6.200% Senior Notes due 2030
12. 2.500% Sustainability-Linked Senior Notes due 2033
13. 5.700% Sustainability-Linked Senior Notes due 2033
14. 5.625% Senior Notes due 2034
15. 4.500% Senior Notes due 2044
16. 5.500% Senior Notes due 2046
17. 4.000% Senior Notes due 2049
18. 3.400% Senior Notes due 2051
19. 6.700% Senior Notes due 2053
20. 5.950% Senior Notes due 2054